UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan

On May 20, 2015, the Board of Directors (the “Board”) of BlueLinx Holdings Inc. (the “Company”) approved and adopted the BlueLinx Holdings Inc. Executive Severance Plan (the “Plan”).  The purpose of the Plan is to provide severance payments and benefits to certain eligible employees of the Company and its subsidiaries whose employment with the Company has terminated in a manner that qualifies under the Plan.

Certain officers of the Company and BlueLinx Corporation (the “Operating Company”) who are not a party to an employment agreement that provides for severance payments are eligible to participate in the Plan in connection with a termination without “cause” or a resignation for “good reason,” each as described in the Plan. In addition, the Board may designate any employee of the Company or the Operating Company as a participant in the Plan. The Plan will be administered by the Chief Executive Officer of the Company; however, the Board retains the right to amend or terminate the Plan at any time, provided that any amendment or termination may not decrease the benefits available under the Plan to a covered employee on the date immediately before the amendment or termination.

For employees covered under the Plan, upon termination of employment without “cause” or resignation for “good reason,” each as described in the Plan, the covered employee would be eligible for, among other things (i) payment equal to one year of the employee’s annual base salary in effect immediately prior to the date of termination, and (ii) payment of a pro-rata portion of the employee’s annual target bonus for the performance year in which the termination occurs.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Mr. Shyam K. Reddy

On May 21, 2015, Mr. Shyam K. Reddy was appointed to serve as Senior Vice President, General Counsel, and Corporate Secretary of the Company, effective as of June 1, 2015.

Mr. Reddy, age 40, served as Senior Vice President, General Counsel and Corporate Secretary of Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, commercial construction, and recreational vehicle markets, primarily in North America and Europe, from March 2013 to March 2015. Prior to joining Euramax, Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Prior to accepting the Presidential Appointment at the U.S. General Services Administration, Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick Townsend & Stockton. Mr. Reddy received a Bachelor’s Degree in 1996 and a Master’s Degree in Public Health in 1997 from Emory University and his Juris Doctorate from the University of Georgia in 2000.

Mr. Reddy will receive a base salary of $350,000 per year and will be eligible to receive an annual bonus pursuant to the terms of the Company’s Short-Term Incentive Plan (“STIP”), with the annual bonus potential to be a target of 65% of his base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee of the Board for each fiscal year.  For fiscal 2015 only, the annual bonus payable to Mr. Reddy under the STIP will include a guaranteed payment of $100,000, which will be paid, subject to certain conditions, by April 10, 2016.  Upon commencing employment, Mr. Reddy will receive 150,000 restricted stock units, which units will vest in three equal installments on the first, second and third anniversary of the grant date.  In addition, Mr. Reddy will receive an additional payment of $40,000 on or about July 15, 2015.  Mr. Reddy is also eligible to participate in all benefit programs for which senior executives are generally eligible, including the Company’s long-term incentive plan and the Plan.

Mr. Reddy also is subject to an Executive Restrictive Covenant Agreement that contains customary confidentiality and non-solicitation provisions, as well as a covenant not to compete during the employment term and continuing for a period of one year following his date of termination.

The foregoing description is qualified in its entirety by reference to the Company’s form of Executive Restrictive Covenant Agreement, a copy of which is filed herewith as Exhibit 10.2 and form of BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Restricted Stock Unit Award Agreement for Executives and Employees, a copy of which is filed herewith as Exhibit 10.3, and which are both incorporated herein by reference.

Ms. Sara E. Epstein

Effective as of May 31, 2015, Ms. Sara E. Epstein no longer will serve as Vice President, General Counsel, and Corporate Secretary of the Company. Ms. Epstein is expected to serve in an advisory capacity through June 5, 2015, in order to assist with the transition. The Operating Company has entered into a Separation Agreement (the “Separation Agreement”) with Ms. Epstein. The Agreement provides that Ms. Epstein will receive severance in an amount equal to $336,000, which amount represents Ms. Epstein’s annual base salary ($240,000) plus a one-time cash bonus equal to Ms. Epstein’s target bonus for the 2014 fiscal year ($96,000), payable in accordance with the Operating Company’s normal payroll procedures commencing on the earlier to occur of (i) the first regularly scheduled payday of the seventh month after the date of termination or (ii) Ms. Epstein’s death. In addition, Ms. Epstein’s unvested restricted stock will vest in full. Ms. Epstein, her spouse and eligible dependents will be eligible to participate in the Company’s medical and dental plan coverage under COBRA for a period of one year on the same basis and at the same cost to her as available to similarly-situated active employees. Ms. Epstein also is entitled to receive up to $25,000 in aggregate outplacement services to be used within one year. The Separation Agreement also contains confidentiality provisions for a period of two years, as well as a non-solicitation covenant for a period of one year.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 21, 2015, BlueLinx Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders to (1) elect nine directors to hold office until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (2) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015, (3) approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for a Delaware forum selection clause, and (4) approve the advisory, non-binding resolution regarding the executive compensation described in the Company’s Proxy Statement.

At the close of business of April 6, 2015, the record date, an aggregate of 89,416,236 shares of the Company’s common stock were issued and outstanding. At the meeting 86,418,012 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

At the May 21, 2015 Annual Meeting of Stockholders, the Company’s stockholders voted as follows:

(1)	For the election of the below-named nominees to the Board of Directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Kim S. Fennebresque	77,788,914	532,670	8,096,428
Richard S. Grant	78,049,823	271,761	8,096,428
Roy W. Haley	78,052,123	269,461	8,096,428
Ronald E. Kolka	77,942,423	379,161	8,096,428
Mitchell B. Lewis	78,050,123	271,461	8,096,428
Steven F. Mayer	78,030,868	290,716	8,096,428
Gregory S. Nixon	67,626,622	10,694,962	8,096,428
Alan H. Schumacher	77,980,105	341,479	8,096,428
M. Richard Warner	78,050,123	271,461	8,096,428

(2)For the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

For	Against	Abstain
86,402,486	4,586	10,940

(3)    For the approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for a Delaware forum selection clause:

For	Against	Abstain	Broker Non-Vote
70,952,815	7,349,761	19,008	8,096,428

(4)    For the approval of the advisory, non-binding resolution regarding the executive compensation described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Vote
67,381,539	10,921,779	18,266	8,096,428

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1	BlueLinx Holdings Inc. Executive Severance Plan
10.2	Form of Executive Restrictive Covenant Agreement
10.3	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Restricted Stock Unit Award Agreement for Executives and Employees
10.4	Separation Agreement between Sara E. Epstein and BlueLinx Corporation, dated May 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Sara E. Epstein Sara E. Epstein Corporate Secretary

Dated:  May 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	BlueLinx Holdings Inc. Executive Severance Plan
10.2	Form of Executive Restrictive Covenant Agreement
10.3	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Restricted Stock Unit Award Agreement for Executives and Employees
10.4	Separation Agreement between Sara E. Epstein and BlueLinx Corporation, dated May 21, 2015